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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT ("Agreement") is entered into as of the 8th day of June, 1995, by and between COMMERCIAL FEDERAL CORPORATION, a Nebraska corporation (the "Corporation"), and its wholly-owned subsidiary, COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank"), referred to herein sometimes collectively as the "Employer," and WILLIAM A. FITZGERALD ("Fitzgerald"). This Agreement supersedes the agreement between the parties dated May 25, 1994, as amended.


                                R E C I T A L S:
                                - - - - - - - -

     A. Fitzgerald is a key member of the senior management of both the Corporation and the Bank and has devoted long service and substantial skill to the affairs of the Corporation and the Bank, and the Boards of Directors of both (the "Boards") wish to recognize the significant contribution that Fitzgerald has made to the Corporation and its shareholders and the Bank.

     B. It is in the best interest of the Corporation, its shareholders, and the Bank to provide an inducement to Fitzgerald to remain in the service of the Corporation and the Bank.

     NOW, THEREFORE, the Corporation, the Bank, and Fitzgerald hereby agree to the following terms of employment:

     1.   Employment.  The Employer agrees to employ Fitzgerald and Fitzgerald
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agrees to be employed in the capacity as Chairman of the Board and Chief
Executive Officer of the Corporation and the Bank for a period of three (3) years beginning the date of this Agreement. The Boards will review this Agreement annually to consider an additional one (1) year extension.

     2.   Time and Effort.  Fitzgerald shall diligently and conscientiously
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devote his full time and best efforts to the discharge of his duties.

     3.   Compensation.
          ------------

          a. The Employer shall pay to Fitzgerald a base salary at a rate no less than the rate in effect on the date of this Agreement. The base salary may be increased from time to time as the Boards may approve.
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          b.  Fitzgerald shall be entitled to participate in all benefits available to executive officers of the Employer in effect as of this date, and as may be amended from time to time by the Boards, including, but not limited to (i) all short-term and long-term incentive plans (both cash and stock) and all deferred compensation plans; (ii) all benefit plans (such as, but not limited to, medical, life insurance, retirement, vacation); and
     (iii) any perquisite program.

     4.   Termination of Employment.
          -------------------------

          a. The Employer may terminate Fitzgerald's employment at any time upon thirty (30) days notice. However, if the Employer terminates Fitzgerald's employment at any time during the term of this Agreement for any reason other than cause, as defined herein, Fitzgerald will receive all compensation and benefits detailed in Section 3 through the effective date of termination, together with a severance payment equal to thirty six (36) months base salary, payable monthly beginning on the first day of the month following the month in which such termination occurs.

          b. Fitzgerald shall have no right to receive such severance payment if his employment is terminated for cause. With respect to the Corporation, termination for cause shall mean and be limited to any act of personal dishonesty, willful misconduct, or willful violation of law, which act results in substantial loss to the Employer or its reputation. With respect to the Bank, termination for cause shall mean termination because of Fitzgerald's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

     5.   Regulatory Provisions Applicable Only to the Bank.
          -------------------------------------------------

          a. If Fitzgerald is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
     Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
     (S) 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Fitzgerald all or part of the compensation withheld while its contract obligations were suspended; and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

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          b.  If Fitzgerald is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
     Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
     (S) 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          c. If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

          d. All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank:

               i. At any time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

               ii. At any time the FDIC or RTC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

          Any rights of the parties that have already vested, however, shall not be affected by such action.

     6.   Disability, Death, Retirement.  If Fitzgerald should become disabled
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while this Agreement is in effect, the compensation, benefits, and severance payment specified in Section 4 of this Agreement shall be payable, as in the case of a termination for reasons other than cause, to Fitzgerald. If Fitzgerald should die while this Agreement is in effect, a severance payment equal to twelve (12) months base salary shall be paid to his heirs at law, payable monthly beginning on the first day of the month following the month in which such death occurs. If Fitzgerald retires, this Agreement shall terminate and no severance payments shall be due hereunder. The benefits provided pursuant to this Agreement shall be in addition to any other benefits provided by the Employer, including any benefits granted to Fitzgerald under that certain agreement dated May 15, 1974, which agreement shall remain in full force and effect.

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     "Disability" shall mean Fitzgerald's absence from his duties with the
Employer on a full-time basis for one hundred eighty (180) consecutive business days, as a result of Fitzgerald's incapacity due to physical or mental illness, unless within thirty (30) days thereafter Fitzgerald shall have returned to the full-time performance of his duties.

     7.   Severability.  In the event that any portion of this Agreement is held
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to be invalid or unenforceable for any reason, it is hereby agreed that invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms, and conditions, or portions thereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid and enforceable.

     8.   Successors and Assigns.  This Agreement shall be binding upon and
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inure to the benefit of the Employer, its successors, and assigns, including any corporation which may merge or consolidate with Employer, or acquire all, or substantially all of the assets and business of the Employer.

     9.   Joint and Several Liability.  It is the intent of the parties hereto
          ---------------------------
that the liability of the Corporation and the Bank hereunder be joint and several. If either such party shall be prohibited for any reason from fulfilling the terms hereof, the other such party shall nevertheless be and remain fully liable.

     10.  Change of Control.  The parties hereto have, in addition to this
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Agreement, entered into a Change of Control Agreement.  To the extent that
Fitzgerald receives a severance payment under this Agreement, such amount shall reduce the amount to which Fitzgerald would otherwise be entitled under such Change of Control Agreement.

     11.  Federal Deposit Insurance Act.  Notwithstanding anything in this
          -----------------------------
Agreement to the contrary, no payment shall be made under this Agreement contrary to the requirements or prohibitions of Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1828(k) or regulations or orders issued thereunder and applicable to and binding upon the Bank or Corporation.

     12.  Governing Law.  This Agreement shall be construed and enforced in
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accordance with the laws of the State of Nebraska.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

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                              COMMERCIAL FEDERAL CORPORATION



                              By    /s/ James A. Laphen
                                    -----------------------------------
                                    James A. Laphen, President



                              COMMERCIAL FEDERAL BANK, A
                              FEDERAL SAVINGS BANK



                              By    /s/ James A. Laphen
                                    -----------------------------------
                                    James A. Laphen, President



                              /s/ William A. Fitzgerald
                              -----------------------------------------
                                    William A. Fitzgerald

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